Exhibit  10.1


                               SECURITY AGREEMENT

     This Security Agreement is made as of June 3, 2003 by and between LAURUS MASTER FUND, LTD., a Cayman Islands corporation ("Laurus") and SpaceDev, Inc. a Colorado corporation (the "Company").

                                   BACKGROUND
                                   ----------
     The Company has requested that Laurus make advances available to the Company; and

     Laurus has agreed to make such advances to the Company on the terms and conditions set forth in this Agreement.


                                    AGREEMENT
                                    ---------
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

     1.      (a)      General   Definitions.  Capitalized  terms  used  in  this
Agreement  shall  have  the  meanings  assigned  to  them  in  Annex  A.

Accounting Terms.  Any  accounting  terms  used   in  this
Agreement which are not specifically defined shall have the meanings customarily Given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

(c) Other Terms. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.


(d) Rules of Construction. All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

     2.     Credit  Advances.

     (a)
(i) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make revolving credit advances (the "Revolving Credit Advances") to the Company from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the "Reserves") or (y) an amount equal to (I) the Accounts Availability minus (II) the Reserves. The amount derived at any time from Section 2(a)(i)(y)(I) minus 2(a)(i)(y)(II) shall be referred to as the "Formula Amount".

(ii) Notwithstanding the limitations set forth above, Laurus retains the right to lend to the Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion.

(iii) Company acknowledges that the exercise of Laurus' discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and Company hereby consents to any such increases or decreases which may limit or restrict advances requested by Company.

(iv) If the Company does not pay any interest, fees, costs or charges to Laurus when due, the Company shall thereby be deemed to have requested, and Laurus is hereby authorized at its discretion to make and charge to the Company's account, a Revolving Credit Advance to the Company as of such date in an amount equal to such unpaid interest, fees, costs or charges.

(v) If the Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement and such failure shall mature into an Event of Default under this Agreement or the Ancillary Agreements, Laurus may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Company (or, at Laurus' option, in Laurus' name) and may, but need not, take any and all other actions which Laurus may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all costs and expenses (including attorneys' fees and legal expenses) incurred by Laurus in connection with or as a result of the performance or observance of such agreements or the taking of such action by Laurus shall be charged to the Company's account as a Revolving Credit Advance and added to the Obligations. To facilitate Laurus' performance or observance of such covenants of the Company, the Company hereby irrevocably appoints Laurus (which appointment shall automatically terminate upon the Company's full and irrevocable performance of all of the Obligations), or Laurus' delegate, acting alone, as the Company's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed delivered or endorsed by the Company.

(vi) Laurus will account to the Company monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by the Company in writing to the contrary within fifteen (15) days of the date each account was rendered specifying the item or items to which objection is made.

(vii) During the Term, the Company may borrow, prepay and reborrow Revolving Credit Advances, all in accordance with the terms and conditions hereof.

(viii) (a) If any Eligible Account is not paid by the Account Debtor within ninety (90) days after the date that such Eligible Account was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account (a "Delinquent Account"), the Company shall (i) reimburse Laurus for the amount of the Revolving Credit Advance made with respect to such Delinquent Account plus an adjustment fee in an amount equal to one-half of one percent (0.50%) of the gross face amount of such Delinquent Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account.

     (b)
Following the occurrence of an Event of Default, Laurus may, at its option, elect to convert the credit facility contemplated hereby to an accounts receivable purchase facility. Upon such election by Laurus (subsequent notice of which Laurus shall provide to the Company), the Company shall be deemed to hereby have sold, assigned, transferred, conveyed and delivered to Laurus, and Laurus shall be deemed to have purchased and received from the Company, all right, title and interest of the Company in and to all Accounts which shall at any time constitute Eligible Accounts (the "Receivables Purchase"). All outstanding Loans hereunder shall be deemed obligations under such accounts receivable purchase facility. The conversion to an accounts receivable purchase facility in accordance with the terms hereof shall not be deemed an exercise by Laurus of its secured creditor rights under Article 9 of the UCC. Immediately following Laurus' request, the Company shall execute all such further documentation as may be required by Laurus to more fully set forth the accounts receivable purchase facility herein contemplated, including, without limitation, Laurus' standard form of accounts receivable purchase agreement and account debtor notification letters, but the Company's failure to enter into any such documentation shall not impair or affect the Receivables Purchase in any manner whatsoever. The accounts receivable purchase facility shall terminate on the full and irrevocable performance by the Company of all of the Obligations hereunder.

     3.     Repayment of the Loans.       The  Company  shall  be  required  to
(a) make a mandatory payment hereunder within five (5) days of the date on which the aggregate outstanding principal balance of the Revolving Credit Advances made by Laurus to the Company hereunder is in excess of the Formula Amount, in an amount equal to such excess; and (b) repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Loans made by Laurus to the Company hereunder together with accrued and unpaid interest, fees and charges and (ii) all other amounts owed Laurus under this Agreement and the Ancillary Agreements. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

4. Procedure for Revolving Credit Advances. On any Business Day, the Company may, by written notice delivered to Laurus prior to 12:00 noon (New York time) on such Business Day, request a borrowing of Revolving Credit Advances. Each request for a Revolving Credit Advance (or at such other intervals as Laurus may request), delivered to Laurus shall be accompanied by a Borrowing Base Certificate in the form of Exhibit A, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of the Company together with all supporting documentation relating thereto. If the properly documented request for a Revolving Credit Advance is received by Laurus prior to 12:00 noon on such Business Day and the Company is otherwise eligible to receive a Revolving Credit Advance, such request will be honored on the Business Day such request is made, otherwise such request will be honored on the following Business Day, provided, however, that Laurus shall have five (5) Business Days in which to cure any failure to honor such request for a Revolving Credit Advance. All Revolving Credit Advances shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to the Company's account on Laurus' books. The proceeds of each Revolving Credit Advance made by Laurus shall be made available to the Company on the Business Day following the Business Day so requested in accordance with the terms of this Section 4 by way of credit to the Company's operating account by wire transfer maintained with such bank as the Company designated to Laurus. Any and all Obligations due and owing hereunder may be charged to the Company's account and shall constitute Revolving Credit Advances.

     5.     Interest  and  Payments.
            -----------------------
     (a)     Interest.
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(i)     Except  as  modified  by Section 5(a)(iii) below, the Company shall pay interest at the Contract Rate on the unpaid principal balance of each Loan and any fees due and owing in relation to such Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America. Provided, however, that if Laurus shall fail to perform it's obligations to the Company as set forth in Sections 4, 9(b) and 9(c) hereof, and such failure to perform is not cured within any applicable cure period, then the Company shall not be required to pay interest on such pending Revolving Credit Advance, such credit of proceeds to the Company's Account or as required by Section 9(c) hereof, as applicable, until such time as such failure to perform shall have been waived or cured.

(ii) Interest, fees and other payments hereunder shall be computed on the basis of actual days elapsed in a year of 360 days and shall be due and payable on the last Business Day of each calendar month. At Laurus' option, Laurus may charge the Company's account for said interest.

(iii) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased to one and one-half percent (1.5%) per month (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations until such Event of Default shall have been cured or the Company has irrevocably performed all of its Obligations hereunder.

(iv) In no event shall the aggregate interest payable hereunder exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate") and if any provision of this Agreement or Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

(v) The Company shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

     (b)     Payments.
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(i) Closing/Annual Payments. Upon execution of this Agreement by the Company and
Laurus, the Company shall pay to Laurus Capital Management, LLC a closing payment in an amount equal to two percent (2%) of the Capital Availability Amount. On each anniversary of the Closing Date (or earlier upon termination of this Agreement), the Company shall pay to Laurus Capital Management, LLC an annual payment equal to one percent (1%) of the Capital Availability Amount (the "Annual Payment"). The payments set forth in this Section 5(b)(i) shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason. Notwithstanding the immediately and each successive anniversary date foregoing sentence, Laurus will refund the Annual Payment to the Company if the Initial Term is not extended as contemplated in Section 17 hereof.

(ii) Collateral Management Payment. For underwriting, processing and supervising the Company's Accounts, the Company shall pay Laurus a monthly collateral management payment equal to fifty-five one hundredths of one percent (0.55%) of the average of the aggregate outstanding Revolving Credit Advances during such month, such fee being determined on the last Business Day of each such
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balance  on  the last day of the month? The average balance for the month?. This payment shall be payable monthly by a charge by Laurus to the Company's account.

(iii) Unused Line Payment. If, for any month, the average outstanding Revolving Advances (the "Average Revolving Amount") do not equal the Capital Availability Amount, the Company shall pay to Laurus at the end of such month a payment (calculated on a per annum basis) in an amount equal to 0.20% of the amount by which the Capital Availability Amount exceeds the Average Revolving Amount.

(iv) Overadvance Payment. Without affecting the Company's obligation to immediately repay any Loans which exceed the amounts permitted by Section 2 ("Overadvances"), in the event an Overadvance occurs or is made by Laurus, all such Overadvances shall bear interest at a monthly rate equal to 2% of the amount of such Overadvances for each month or portion thereof as such amounts shall be outstanding.

(v) Financial Information Default. Without affecting Laurus' other rights and remedies, in the event the Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, the Company shall pay Laurus a fee in the amount of $750.00 per week (or portion thereof) for each such failure until such failure is cured to Laurus' satisfaction or waived in writing by Laurus. Such fee shall be charged to the Company's account upon the occurrence of each such failure. Such fee shall not apply in the case where such failure of timely delivery was due to reasonable cause.

     6.     Security  Interest.
            ------------------
     (a) To secure the prompt payment to Laurus of the Obligations, the Company hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral. All of the Company's Books and Records relating to the Collateral shall, until delivered to or removal by Laurus, be kept by the Company in trust for Laurus until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by the Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

     (b) The Company hereby (i) authorizes Laurus to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets of the Company (or any portion of the Company's assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Laurus to have filed any initial financing statements, or amendments thereto if filed prior to the date hereof. The Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus, subject to the Company's rights under Section 9-509(d)(2) of the UCC.

     (c) Subject to compliance with the Sarbanes-Oxley Act of 2002 ("Sarbanes -Oxley") the Company hereby grants to Laurus an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to the Company) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this agreement and the payment in full of all Obligations. The powers granted to Laurus pursuant to this Section 6(c) shall not be exercised by Laurus unless and until an Event of Default shall have occurred and be continuing.

     7.     Representations, Warranties and Covenants Concerning the Collateral.
            -------------------------------------------------------------------
The Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Credit Advance and made as of the time of each and every Revolving Credit Advance hereunder) and covenants as follows:

     (a) All of the Collateral (i) is owned by the Company free and clear of all Liens (including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

     (b) The Company shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral of the Company or any of the Company's other assets to anyone other than Laurus and except for Permitted Liens.

     (c) The Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on Exhibit 7(c) (which, in the case of all filings and other documents referred to in said Exhibit, have been delivered to Laurus in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Laurus as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and any purchasers from the Company, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies, and such security interest is prior to all other Liens in existence on the date hereof.
(d) No effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

     (e) The Company shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or (ii) the proceeds of which are remitted to Laurus in reduction of the Obligations.

     (f) The Company shall defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i), all actions necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by the Company, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii), the prompt (but in no event later than two Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by a Company (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve the Company's and Laurus' respective and several interests in the Collateral.

     (g) The Company shall promptly, and in any event within three (3) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Laurus, the Company shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim.

     (h) The Company shall place notations upon its Books and Records and any financial statement of Company to disclose Laurus' Lien in the Collateral.

     (i) If the Company retains possession of any Chattel Paper or Instrument with Laurus' consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd."

     (j) The Company shall perform in a reasonable time all other steps requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

     (k)  The  Company  shall notify Laurus promptly and in any event within two
(2) Business Days after obtaining knowledge thereof (i) of any event or circumstance that to the Company's knowledge would cause Laurus to consider any then existing Account as no longer constituting an Eligible Account; (ii) of any material delay in the Company's performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by the Company to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

     (l) All Eligible Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on the Company's part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, contingent or, to the Company's knowledge, future offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of the Company. The Company has not made, and will not make, except in the ordinary course of business consistent with past practice, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by the Company in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing.

     (m) The Company shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. The Company shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

     (n) The Company shall maintain and keep all of its Books and Records concerning the Collateral at the Company's executive offices listed in Exhibit 12(d).

     (o) The Company shall maintain and keep the Collateral at the addresses listed in Exhibit 12(d), provided, that the Company may change such locations or open a new location, provided that the Company provides Laurus at least thirty
(30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location it executes and delivers to Laurus such agreements as Laurus may request, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus.

     (p) Exhibit 7(p) lists all banks and other financial institutions at which the Company maintains deposits and/or other accounts, and such Exhibit correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. The Company shall not establish any depository or other bank account of any with any financial institution (other than the accounts set forth on Exhibit 7(p)) without Laurus' prior written consent, which consent shall not be unreasonably withheld.

     8.     Payment  of  Accounts.
            ---------------------
     (a) The Company will direct all present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockbox maintained by the Company (the "Lockbox") with North Fork Bank pursuant to the terms of the Lockbox Agreement dated June 3, 2003 or such other financial institution accepted by Laurus in writing as may be selected by the Company (the "Lockbox Bank"). On or prior to the Closing Date, the Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to: (a) sweep the Lockbox on a daily basis and deposit all checks received therein to an account designated by Laurus in writing and (b) comply with the instructions or other directions of Laurus concerning the Lockbox, as long as any of the Company's Obligations hereunder remain outstanding. All of the Company's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of the Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other Lockbox as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, the Company receives any payments, the Company shall immediately remit such payments to Lockbox in their original form with all necessary endorsements. Until so remitted, the Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property. The Company shall pay Laurus the greater of five percent (5%) of the amount of any payment, in excess of $5,000, so received by the Company and not delivered in kind to Lockbox within ten (10) Business Days following the Company's receipt thereof and $500, such amount to be paid in consideration of Laurus' administration expenses relating thereto.

     (b) At Laurus' election, if an Event of Default has occurred and is continuing, Laurus may notify the Company's Account Debtors of Laurus' security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to the Company's account.

     9.     Collection  and  Maintenance  of  Collateral.
            --------------------------------------------
     (a) Laurus may verify the Company's Accounts utilizing an audit control company or any other agent of Laurus. So long as no Default or Event of Default shall have occurred and be continuing and/or Laurus does not believe such verifications are necessary to preserve or protect the Collateral or its rights and remedies under this Agreement and applicable law, Laurus shall not verify the Company's Accounts more than two (2) times during any calendar year and not more than one (1) time during any consecutive six (6) month period. If, during any audit, a Material Error is discovered, Laurus may double the number of verifications required by the Company for the succeeding twelve (12) month period. A Material Error shall be defined as actual auditable Collateral being lower than reported Collateral by five percent (5%) or more.

     (b) Laurus will credit (conditional upon final collection) all proceeds of Accounts to the Company's account two (2) Business Days after receipt by Laurus of good funds in dollars of the United States of America in Laurus' account, provided, however, that Laurus shall have five (5) Business Days in which to cure any failure to credit such proceed of Accounts to the Company's account. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

     (c) As Laurus receives the proceeds of Accounts, it shall apply such proceeds to (A) Revolving Credit Advances including Overadvances made by Laurus, if any, (B) the interest and fees earned by Laurus with respect to such Accounts, and (C) any amounts otherwise due Laurus including, without limitation, and pursuant to Sections 2, 5(b), 22 and 25 hereof which have theretofore not been paid, and if no Revolving Credit Advances are then outstanding, pay to the Company in daily intervals the aggregate amount so collected when such amount shall exceed $5,000, provided, however, that Laurus shall have five (5) Business Days in which to cure any failure to pay such aggregate amount to the Company's accountFollowing the occurrence and during the continuance of an Event of Default, Laurus shall have the right to apply all proceeds of Accounts to the Obligations in such order as Laurus shall elect.

     10. Inspections and Appraisals. At all times during normal business hours, Laurus, and/or any agent of Laurus shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of the Company's properties and the Collateral, (b) inspect, audit and copy and make extracts from the Company's Books and Records, including management letters prepared by independent accountants, and (c) discuss with the Company's principal officers, and independent accountants, the Company's business, assets, liabilities, financial condition, results of operations and business prospects. The Company will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for the Company. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same.

11.     Financial  Reporting.  The  Company  will   deliver,  or  cause  to   be
delivered, to Laurus each of the following, which shall be in form and detail acceptable to Laurus:

     (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, the Company's audited financial statements with a report of independent certified public accountants of recognized standing selected by Company and acceptable to Laurus (the "Accountants"), which annual financial statements shall include the Company's balance sheet as at the end of such fiscal year and the related statements of the Company's income, retained earnings and cash flows for the fiscal year then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of any management letters prepared by such Accountants; and (ii) a certificate of the Company's President, Chief Executive Officer or Chief Financial if any Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

     (b) As soon as available and in any event within forty five (45) days after the end of each quarter, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company as at the end of and for such quarter and for the year to date period then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

     (c) Within twenty (20) days after the end of each month (or more frequently if Laurus so requests), agings of the Company's Accounts, unaudited trial balances and its accounts payable and a calculation of the Company's Accounts, Eligible Accounts and Inventory as at the end of such month or shorter time period; and,

     (d) Promptly after (i) the filing thereof, copies of the Company's most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the Securities and Exchange Commission, and
(ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders.

     12. Additional Representations and Warranties. The Company represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Credit Advance and made as of the time of each Revolving Credit Advance made hereunder), as follows:

     (a) The Company is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and duly qualified and in good standing in every other state or jurisdiction in which the nature of the Company's business requires such qualification.

     (b) The execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of the Company's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which the Company is a party or by which the Company is bound and (iii) are within the Company's corporate powers.

     (c) This Agreement and the Ancillary Agreements executed and delivered by the Company are the Company's legal, valid and binding obligations, enforceable in accordance with their terms.

     (d) Exhibit 12(d) sets forth the Company's name as it appears in official filing in the state of its incorporation, the type of entity of the Company, the organizational identification number issued by the Company's state of incorporation or a statement that no such number has been issued, the Company's state of incorporation, and the location of the Company's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Exhibit 12(d), such locations have not changed during the preceding twelve (12) months. As of the Closing Date, during the prior five (5) years, except as set forth in
Exhibit 12(d), the Company has not been known as or conducted business in any other name (including trade names). The Company has only one state of incorporation.

     (e) Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) the Company has not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, as amended; (ii) the Company has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) the Company has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) the Company has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company's employees; and (v) the Company has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     (f) Except as disclosed on Schedule 12(f) hereto, the Company is otherwise solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which the Company is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

     (g) There is no pending or threatened litigation, action or proceeding which involves the possibility of having a Material Adverse Effect.

     (h) All balance sheets and income statements which have been delivered to Laurus fairly, accurately and properly state the Company's financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in the Company's financial condition as reflected in such statements since the balance sheet date of the statements last delivered to Laurus and such statements do not fail to disclose any fact or facts which might have a Material Adverse Effect on the Company's financial condition.

     (i) The Company possesses all of the Intellectual Property necessary to conduct its business. There has been no assertion or claim of violation or infringement with respect to any Intellectual Property. Exhibit 12(i)sets forth all Intellectual Property of the Company.

     (j) Neither this Agreement, the exhibits and schedules hereto, the Ancillary Agreements nor any other document delivered by the Company to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Laurus by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable. As of the date hereof no facts have come to the attention of the Company that would, in its opinion, require the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

     (k) The offer, sale and issuance of the Note will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

     (l) The common stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has furnished Laurus with copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 as amended and (ii) its Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003 (collectively, the "SEC Reports"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (m) The Company's common stock is listed for trading on the OTCBB and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its common stock will be delisted from the OTCBB or that its common stock does not meet all requirements for the continuation of such listing.

     (n) Other than previously disclosed to Laurus, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

     (o) The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by federal securities laws.

     (p) The Company understands the nature of the Securities being sold hereby and recognizes that they may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     (q) There is no agreement that has not been filed with the SEC as an exhibit to a registration statement or other applicable form the breach of which could have a material and adverse effect as to the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement executed by the Company in favor of Laurus in any material respect.

     13.     Covenants.  The  Company  covenants  as  follows:

     (a) The Company will not, without the prior written consent of Laurus, which consent shall not be unreasonably withheld, change (i) its name as it appears in the official filings in the state of its incorporation or formation,
(ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of incorporation, (iv) its state of incorporation or (v) amend its certificate of incorporation, by-laws or other organizational document.

     (b) The operation of the Company's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health safety and environmental matters.

     (c) The Company will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon the Company or any of the Collateral unless such amounts are being diligently contested in good faith by appropriate proceedings provided that (i) adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP and (ii) the related Lien shall have no effect on the priority of the Liens in favor of Laurus or the value of the assets in which Laurus has a Lien.

     (d) The Company will promptly inform Laurus in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which might singly or in the aggregate, have a Material Adverse Effect; (ii) any amendment of the Company's certificate of incorporation, by-laws or other organizational document; (iii) any change which has had or might have a Material Adverse Effect; (iv) any Event of Default or Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which the Company is a party or by which the Company or any of the Company's properties may be bound which would have a Material Adverse Effect and
(vi)  any  change  in the Company's name or any other name used in its business.

     (e) The Company will not, without the prior written consent of Laurus, which consent shall not be unreasonably withheld (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than the Company's indebtedness to Laurus and as set forth on
Exhibit 13(e)(i)attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period;
(iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by a Company for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Stock of a Company; (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to the Company's officers and employees not exceeding at any one time an aggregate of $10,000 or an aggregate of $50,000 and (z) the Existing Loans; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Exhibit 13(e)(ii)unless such new Subsidiary is designated by Laurus as either a co-borrower or guarantor hereunder; (vii) directly or indirectly, prepay any indebtedness (other than to Laurus), or repurchase, redeem, retire or otherwise acquire any indebtedness; (viii) without Laurus' prior written consent, which shall not be unreasonably withheld, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it; (ix) materially change the nature of the business in which it is presently engaged; (x) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law; (xi) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; or (xii) bill Accounts under any name except the present name of the Company.

     (f) None of the proceeds of the Loans hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

     (g) The Company will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At the Company's own cost and expense in amounts and with carriers acceptable to Laurus, the Company shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company either directly or through Governmental Authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company is engaged in business; and (v) furnish Laurus with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) endorsements to such policies naming Laurus as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Laurus, naming Laurus as loss payee, and (z) evidence that as to Laurus the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company and the insurer will provide Laurus with at least thirty (30) days notice prior to cancellation. The Company shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Laurus and not to the Company and Laurus jointly. If any insurance losses are paid by check, draft or other instrument payable to the Company and Laurus jointly, Laurus may endorse the Company's name thereon and do such other things as Laurus may deem advisable to reduce the same to cash. Laurus is hereby authorized to adjust and compromise claims. All loss recoveries received by Laurus upon any such insurance may be applied to the Obligations, in such order as Laurus in its sole discretion shall determine. Any surplus shall be paid by Laurus to the Company within seven (7) business days of receipt of such funds or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company to Laurus, on demand.

     (h) The Company will at its Annual Meeting of Stockholders on July 18, 2003 obtain, and at all times thereafter maintain, an authorized, reserved and sufficient number of shares of Common Stock for the full conversion of the Notes and exercise of the Warrant and the Additional Warrants.

     14. Further Assurances. At any time and from time to time, upon the written request of Laurus and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may reasonably request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Laurus' rights in the Collateral and under this Agreement or any Ancillary Agreement, or (c) to enable Laurus to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

     15.     Representations  and  Warranties  of  Laurus.
             ---------------------------------------------
     Laurus  hereby  represents  and  warrants  to  the  Company  as  follows:

     (a) Requisite Power and Authority. Laurus has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All corporate action on Laurus' part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and the Ancillary Agreements will be valid and binding obligations of Laurus, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

     (b) Investment Representations. Laurus understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Laurus' representations contained in this Agreement, including, without limitation, that Laurus is an "accredited investor" within the meaning of Regulation D under the Securities Act. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by it under this Agreement and the Securities acquired by it upon the conversion of the Note.

     (c) Laurus Bears Economic Risk. Laurus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Laurus must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

     (d) Acquisition for Own Account. Laurus is acquiring the Securities for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

     (e) Laurus Can Protect Its Interest. Laurus represents that by reason of its, or of its management's, business and financial experience, Laurus has the capacity to evaluate the merits and risks of its investment in the Note, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary Agreements. Further, Laurus is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

     (f) Accredited Investor. Laurus represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

     16. Power of Attorney. Subject to compliance with Sarbanes-Oxley, the Company hereby appoints Laurus, or any other Person whom Laurus may designate as the Company's attorney, with power to: (i) endorse the Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Laurus' possession; (ii) sign the Company's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records, verifications of Account and notices to or from Account Debtors; (iii) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (iv) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (v) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of the Company's mail to an address designated by Laurus, and to receive, open and dispose of all mail addressed to the Company. Neither Laurus, nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, which may not be exercised unless an Event of Default under this Agreement or the Ancillary Agreements has occurred and is continuing, is being coupled with an interest, is irrevocable so long as Laurus has a security interest and, will automatically terminate upon the full and irrevocable satisfaction of the Obligations hereunder .

17. Term of Agreement. Laurus' agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Initial Term. At the expiration of the Initial Term, this Agreement shall be deemed to be automatically renewed for an additional period equal to the Initial Term and thereafter to be automatically renewed by succeeding terms of equal length at the end of the first and each succeeding renewal term (each, a "Renewal Term"), unless (i) the Company or Laurus shall (a) deliver written notice of cancellation to Laurus not earlier than 90 days and not later than 30 days prior to the expiration date of the Initial Term or any succeeding Renewal Term and (b) has paid in full in cash all Obligations on or prior to the expiration date of the Initial Term or any Renewal Term, as applicable, (ii) Laurus shall deliver written notice of cancellation to the Company not earlier than 90 days and not later than 30 days prior to the expiration date of the Initial Term or any succeeding Renewal Term or (iii) if Laurus shall fail to perform its obligations to the Company as set forth in Sections 4, 9(b) and 9(c) hereof, and if such failure to perform is not cured on or before the last day of such applicable cure period ("Laurus Performance Failure"), then the Company may elect to terminate this Agreement if any Laurus Performance Failure shall occur more than two (2) times in any three month period. If the Company shall terminate this Agreement due to the occurrence of more than two (2) Laurus Performance Failures in any three month period, then the Company shall not be required to pay any Early Payment Fee (as defined below) but shall otherwise be required to pay any and all other Obligations due any owing at the time the Agreement is so terminated by the Company. At Laurus' election following the occurrence of an Event of Default, Laurus may terminate this Agreement. The termination of the Agreement shall not affect any of Laurus' rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been disposed of, concluded or liquidated. Upon early termination by the Company and notwithstanding the foregoing, Laurus shall release its security interests at any time after thirty (30) days notice upon payment to it of all Obligations if Company shall have (i) provided Laurus with an executed release of any and all claims which Company may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to Laurus an early payment fee (the "Early Payment Fee") in an amount equal to
(x) four percent (4%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Initial Term or any applicable Renewal Term (y) three percent (3%) of the Capital Availability Amount if such payment occurs after the first anniversary and prior to the second anniversary of the Initial Term or any Renewal Term and (z) two percent (2%) of the Capital Availability Amount; such fee being intended to compensate Laurus for its costs and expenses incurred in initially approving this Agreement or extending same. Such Early Payment Fee shall also be due and payable by Company to Laurus upon termination of this Agreement by Laurus after the occurrence of an Event of Default.

18. Termination of Lien. The Liens and rights granted to Laurus hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Company's account may from time to time be temporarily in a zero or credit position, until (a) all of the Obligations of the Company have been paid or performed in full after the termination of this Agreement and (b) the Company has an executed release of any and all claims which the Company may have or thereafter have under this Agreement and all Ancillary Agreements. Accordingly, subject to compliance with Sarabanes-Oxley, the Company waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Laurus shall not be required to send such termination statements to the Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations paid in full in immediately available funds.

     19. Events of Default. The occurrence of any of the following shall constitute an Event of Default:

     (a) failure to make payment of any of the Obligations when required hereunder; provided, however, that in the event such failure to pay arises from the occurrence of an Overadvance, then the Company shall have five (5) business days to cure such failure;

     (b) failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the Company's books; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure;

     (c) failure to perform under and/or committing any material breach of this Agreement or any Ancillary Agreement or any other agreement between the Company and Laurus; provided, however, in the event that such failure is curable, the Company shall have seven (7) business days from the occurrence thereof to cure such failure;

     (d) the occurrence of a default under any agreement to which the Company is a party with third parties which has a Material Adverse Effect; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure;

     (e) any representation, warranty or statement made by the Company hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect; provided, however, in the event such breach is curable, the Company shall have seven (7) business days from the occurrence thereof to cure such breach;

     (f) an attachment or levy is made upon the Company's assets having an aggregate value in excess of $100,000 or a judgment is rendered against the Company or the Company's property involving a liability of more than $100,000 which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

     (g) any change in the Company's condition or affairs (financial or otherwise) which in Laurus' reasonable, good faith opinion, impairs the Collateral or the ability of the Company to perform its Obligations; provided, however, that in the event that such failure is curable, the Company shall have seven (7) business days to cure such failure;

     (h) any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

     (i) if the Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii)  take  any  action  for  the  purpose  of  effecting any of the foregoing;

     (j) the Company shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

     (k) any Subsidiary, shall (i) apply for, consent to or suffer to exist the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws or (viii) take any action for the purpose of effecting any of the foregoing;

     (l) the Company directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of the Company or any interest therein, except as permitted herein;

     (m) a default by the Company in the payment, when due, of any principal of or interest on any other indebtedness for money borrowed in an amount greater than $25,000, which is not cured within any applicable cure or grace period;

     (n) the occurrence of a change in controlling ownership of the Company, provided, however, solely for the purposes of this Section 19(n) any reduction in the beneficial ownership of the Company's Common Stock by Mr. James Benson (other than by sale or transfer) which reduces Mr. Benson's beneficial ownership to less than 50% shall not be deemed a change of control ;

     (o) the indictment or threatened indictment of the Company, any officer of the Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any officer of the Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company;

     (p) if an Event of Default shall occur under and as defined in the Note and the Default Notice Period (as defined in such Note) has expired; or

     (q) the Company shall breach any term or provision of any Ancillary Agreement which is not cured within any applicable cure or grace period. 20. Remedies. If an Event of Default has occurred and is continuing, Laurus shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully satisfied, Laurus shall retain its Lien in all Collateral. Laurus shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Laurus may be entitled, including the right to take immediate possession of the Collateral, to require a Company to assemble the Collateral, at the Company's expense, and to make it available to Laurus at a place designated by Laurus which is reasonably convenient to both parties and to enter any of the premises of a Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of the Company, the Company agrees not to charge Laurus for storage thereof), and the right to apply for the appointment of a receiver for the Company's property. Further, Laurus may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Laurus at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Laurus, in Laurus' sole discretion, deems advisable or Laurus may otherwise recover upon the Collateral in any commercially reasonable manner as Laurus, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Company at the Company's address as shown in Laurus' records, at least ten (10) days before the time of the event of which notice is being given. Laurus may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Laurus is granted permission to use all of the Company's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights. The proceeds of sale shall be applied first to all reasonable costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Laurus elects) of all Obligations. After the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Laurus of any other amount required by any provision of law, including Section 608(a)(1) of the Code (but only after Laurus has received what Laurus considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to the Company or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. The Company shall remain liable to Laurus for any deficiency. In addition, Companies shall pay Laurus a liquidation fee ("Liquidation Fee") in the amount of five percent (5%) of the face amount of each Account outstanding at any time during a "liquidation period". For purposes hereof, "liquidation period" means a period: (i) beginning on the earliest date of (x) an event referred to in Section 19(i) or 19(j), or
(y) the cessation of any Company's business; and (ii) ending on the date on which Laurus has actually received all Obligations due and owing it under this Agreement and the Ancillary Agreements. The Liquidation Fee shall be paid on the earlier to occur of: (i) the date on which Laurus collects the applicable Account; and (ii) the 90th day from the invoice of such Account by deduction from any amount otherwise due from Laurus to the Company directly, at the option of Laurus. The Company and Laurus acknowledge that the actual damages that would be incurred by Laurus after the occurrence of an Event of Default would be difficult to quantity and that the Company and Laurus have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.

21. Waivers. To the full extent permitted by Sarbanes-Oxley and other applicable law, the Company waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Laurus on which the Company may in any way be liable, and hereby ratifies and confirms whatever Laurus may do in this regard; (b) all rights to notice and a hearing prior to Laurus' taking possession or control of, or to Laurus' replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Laurus to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. The Company acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

22. Expenses. The Company shall pay all of Laurus' reasonable out-of-pocket costs and expenses, including fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement provided that Laurus is the prevailing party in the action , contest, dispute, suit or proceeding. The Company shall also pay all of Laurus' reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Laurus' obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Laurus' security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Laurus by the Company as Collateral for, or any other Person as security for, the Company's Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Company shall also pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for the Company at the Company's request or in connection with the Company's loan account with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Company to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between the Company and Laurus which Laurus is or may be required to withhold or pay, the Company agrees to indemnify and hold Laurus harmless in respect of such taxes, and the Company will repay to Laurus the amount of any such taxes which shall be charged to the Company's account; and until the Company shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to the Company's credit and Laurus shall retain its Liens in any and all Collateral.

23. Assignment By Laurus. Subject to applicable securities laws, Laurus may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Laurus' rights with respect thereto; provided, however, that in the event that such assignee or transferee is not an affiliate of Laurus, Laurus shall request the approval of the Company prior to any such assignment or transfer, which such approval shall not be unreasonably withheld. Upon such transfer, Laurus shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Laurus may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Laurus and such holder, be entitled to the same benefits as Laurus with respect to any security for the Obligations in which such holder is a participant. The Company agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though the Company were directly indebted to such holder in the amount of such participation.

24. No Waiver; Cumulative Remedies. Failure by Laurus to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between the Company and Laurus or delay by Laurus in exercising the same, will not operate as a waiver; no waiver by Laurus will be effective unless it is in writing and then only to the extent specifically stated. Laurus' rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Laurus may have.

25. Application of Payments. The Company waives the right to direct the application of any and all payments at any time or times hereafter received by Laurus from or on the Company's behalf and the Company hereby agrees that Laurus shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Laurus may deem advisable notwithstanding any entry by Laurus upon any of Laurus' books and records.

     26. Indemnity. The Company agrees to indemnify and hold Laurus, and its respective affiliates, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO THE COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR
CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY
AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     27. Revival. The Company further agrees that to the extent the Company makes a payment or payments to Laurus, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     28. Notices. Any notice or request hereunder may be given to the Company or Laurus at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed. Notices shall be provided as follows:


Notices shall be provided as follows:

If to Laurus:                          Laurus Master Fund, Ltd.

                                       c/o Laurus Capital Management, LLC
                                       152 West 57th Street
                                       New York, New York 10019
                                       Attention:  David Grin
                                       Telephone:  (212) 541-4434
                                       Telecopier: (212) 541-5800

With a copy to:                        Loeb & Loeb LLP
                                       345 Park Avenue
                                       New York, New York  10154
                                       Attention:  Scott J. Giordano, Esq.
                                       Telephone:  (212) 407-4000
                                       Telecopier: (212) 407-4990

If to the Company:                     Attention:  Richard Slansky
                                       SpaceDev, Inc.
                                       13855 Stowe Drive
                                       Poway, CA 92064
                                       Telephone: (858) 375-2030
                                       Telecopier: (858) 375-1000

With a copy to:                        Attention: Gretchen Cowen, Esq.
                                       Weintraub Dillion
                                       12520 High Bluff Drive
                                       Ste. 260
                                       San Diego, CA 92130
                                       Telephone: (858) 259-2529
With a copy to:                        Telecopier: (858) 259-2868

     29.     Governing  Law,  Jurisdiction  and  Waiver  of JuryTrial.

     (a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

     (b) BOTH PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND LAURUS PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LAURUS AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. BOTH PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BOTH PARTIES HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 27 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTIES ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

     30. Limitation of Liability. The Company acknowledges and understands that in order to assure repayment of the Obligations hereunder Laurus may be required to exercise any and all of Laurus' rights and remedies hereunder and agrees that neither Laurus nor any of Laurus' agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

     31. No Shorting. Neither Laurus nor any of its Affiliates nor investment partners shall cause any Person or entity to directly or indirectly engage in "short sales" or other hedging strategies of the Company's Common Stock.

     32. Entire Understanding. This Agreement and the Ancillary Agreements contain the entire understanding between the Company and Laurus and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Company's and Laurus' respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

     33. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

     34. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

     35. Counterparts; Telecopier Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

     36. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     37. Publicity. The Company hereby authorize Laurus to make appropriate announcements of the financial arrangement entered into by and between the Company and Laurus, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Laurus shall in its sole and absolute discretion deem appropriate.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                 SPACEDEV, INC.
                            By: /s/ James W. Benson
                             ----------------------
                              Name: James W. Benson
                         Title: Chief Executive Officer
                            LAURUS MASTER FUND, LTD.
                               By: /s/ David Grin
                               ------------------
                                Name: David Grin
                                Title: President

                                     ------
                              Annex A - Definitions
                              ---------------------
     "Account Debtor" means any Person who is or may be obligated with respect to, or on account of, an Account.

     "Accountants"  has  the  meaning  given  to  such  term  in  Section 11(a).

     "Accounts" means all "accounts", as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

     "Accounts Availability" means the amount of Revolving Credit Advances against Eligible Accounts Laurus may from time to time make available to the Company up to eighty five percent (85%) of the net face amount of the Company's Eligible Accounts.

     "Affiliate" of any Person means (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer
(i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote five percent (5.00%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Ancillary Agreements" means, the Note, Registration Rights Agreement, all documents, instruments and agreements evidencing the Term Loan, and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of the Company or any other Person or delivered to Laurus, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between the Company and Laurus.

     "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

     "Business Day" means a day on which Laurus is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

     "Capital Availability Amount" on any business day, shall mean the lesser of
(i) $1,000,000 and (ii) an amount determined by multiplying eighty-five percent (85%) by Eligible Accounts on such business day.

     "Chattel Paper" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

     "Closing  Date"  means  the  date  hereof.

     "Collateral" means all of the Company's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

     (a)     all  Inventory;

     (b)  all  Equipment;

     (c)  all  Fixtures;

     (d)  all  General  Intangibles;

     (e)  all  Accounts;

     (f) all Deposit Accounts, other bank accounts and all funds on deposit therein;

     (g)  all  Investment  Property;

     (h)  all  Stock;

     (i)  all  Chattel  Paper;

     (j)  all  Letter-of-Credit  Rights;

     (k)  all  Instruments;

     (l)  all  commercial  tort  claims  set  forth  on  Exhibit  1(A);

     (m)  all  Books  and  Records;

     (n) all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

     (o) (i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Laurus for the account of Company (whether for safekeeping, custody, pledge, transmission or otherwise); and

     (p) (i) all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including insurance claims against third parties for loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

     "Contract Rate" means an interest rate per annum equal to the Prime Rate plus three fourths of one percent (0.75%), but in no event less than five percent (5%) per annum.

     "Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

     "Default  Rate"  has  the  meaning given to such term in Section 5(a)(iii).

     "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person.

     "Documents" means all "documents", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

     "Eligible Accounts" means and includes each Account which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by the Company to Laurus with respect thereto; (e) Laurus is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by Laurus and shall not be unpaid more than ninety
(90) days from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Laurus or represents a check in payment of a Account; (j) the Account Debtor is located in the United States;
(k) Laurus has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, agent, director, stockholder or Affiliate of the Company; (m) is payable to the Company; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which the Company is indebted; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Account arises out of contracts between the Company and the United States, any state, or any department, agency or instrumentality of any of them, the Company has so notified Laurus, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by the Company, or work, labor and/or services rendered by the Company; (r) excluding any Accounts arising out of contracts between the Company and The United States, any state or any department or instrumentality of any of them, the total unpaid Accounts from Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts; (s) the Company's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (t) such Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (u) does not represent interest payments, late or finance charges or service charges owing to the Company and (v) is otherwise satisfactory to Laurus as determined by Laurus in the exercise of its reasonable discretion.

     "Equipment" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

     "ERISA"  shall  have  the  meaning  given  to  such  term in Section 12(g).

     "Event  of  Default" means the occurrence of any of the events set forth in
Section  19.

     "Existing  Loans"  means  the  loans  set  forth  on  Schedule 12(f) hereto

     "Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

     "Formula  Amount"  has  the  meaning  set  forth  in  Section  2(a).

     "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

     "General Intangibles" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

     "Goods" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

     "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnified  Person"  shall have the meaning given to such term in Section
26.

     "Initial Term" means the Closing Date through the close of business on the third anniversary of the Closing Date, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other termination hereunder.

     "Instruments" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual  Property"  means  any  and  all  Licenses,  patents,  patent
registrations,   copyrights,  copyright  registrations,  trademarks,   trademark
registrations,  trade  secrets  and  customer  lists.

     "Inventory" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

     "Investment Property" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

     "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

     "License" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

     "Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

     "Loans" means the Revolving Credit Advances and all extensions of credit hereunder and under any Ancillary Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the condition, operations, assets, business or prospects of the Company, (b) the Company's ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Laurus' rights and remedies under this Agreement and the Ancillary Agreements.

     "Maximum Legal Rate" shall have the meaning given to such term in Section 5(a)(iv).

     "Note" means the Secured Convertible Note in the original principal amount of $1,000,000 made by the Company in favor of Laurus dated as of the Closing Date, as the same may be amended, modified and supplemented from time to time.

     "Obligations" means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by the Company to Laurus (or any corporation that directly or indirectly controls or is controlled by or is under common control with Laurus) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from the Company to others which Laurus may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges or any other payments the Company is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to the Company's account or incurred by Laurus in connection with the Company's account whether provided for herein or in any Ancillary Agreement.

     "Payment Intangibles" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

     "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP; (c) Liens in favor of Laurus; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of Laurus or the value of the assets in which Laurus has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Exhibit 2 hereto.

     "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

     "Prime Rate" means the "base rate" or "prime rate" published in the Wall Street Journal from time to time. The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate.

     "Proceeds" means "proceeds", as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority);
(c) any claim of the Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by the Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

     "Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including but not limited to equipment., (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

     "Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

     "Renewal  Term"  has  the  meaning  set  forth  in  Section  17.

     "Revolving  Credit  Advances"  shall have the meaning given to such term in
Section  2(a)(i).

     "Securities" means the Note, and the shares of the Company's Common Stock underlying the Note.

     "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

     "Subsidiary" of any Person means a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC.

     "Term"  means,  as  applicable,  the  Initial  Term  and  any Renewal Term.

     "UCC" means the Uniform Commercial Code as the same may, from time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.


                                          46




                                    EXHIBITS
                                    --------
Exhibit  1(A)  -  Commercial  Tort  Claims
Exhibit  2  -  Permitted  Liens
Exhibit  7(c)  -  Actions  for  Perfection
Exhibit  7(p)  -  Bank  Accounts
Exhibit  12(d)  -  Corporate  Information  and  Locations  of  Collateral
Exhibit  12(i)  -  Licenses,  Patents,  Trademarks  and  Copyrights
Exhibit  13(e)(i)  -  Permitted  Indebtedness
Exhibit  13(e)(ii)  -  Existing  Subsidiaries
Exhibit  A  -  Form  of  Borrowing  Base  Certificate

                                     ------
                                  Exhibit 1(A)
                                  ------------
                             Commercial Tort Claims
                             ----------------------

     None

                                     ------
                                    Exhibit 2
                                    ---------
                                 Permitted Liens
                                 ---------------
The  Company's  assets  are  subject  to  the  following  security  interests:

     None

                                  Exhibit 7(c)
                                  ------------
                             Actions for Perfection
                             ----------------------

     None

                                   Exhibit 7(p)
                                  -------------
                                  Bank Accounts
                                  -------------

     First  National  Bank
     401  West  A  Street
     San  Diego,  92101

                                     ------
                                 Exhibit 12 (d)
                                 --------------

Name:                                       SpaceDev, Inc.
Type:                                       Corporation
Organizational Identification Number:       19961166285
State of Incorporation                      Colorado
Location of Chief Executive Office:         13855 Stowe Drive, Poway, CA 92064
The location of our principal business office has not changed in the past twelve (12) months.

                                     ------
                                  Exhibit 12(i)
                                  -------------
                  Licenses, Patents, Trademarks and Copyrights

Trademark:     ExploreSpace
Parents:       Various Patents Acquired from the former American Rocket Company

                                     ------
                                Exhibit 13(e)(i)
                                ----------------
                             Permitted Indebtedness
                             ----------------------

$475,000 in Related Party Convertible Notes

                                     ------
                                Exhibit 13(e)(ii)
                                -----------------
                              Existing Subsidiaries
                              ---------------------

Integrated Space Systems
SpaceDev Australia, Ltd.
SpaceDev, Inc., an Oklahoma Corporation

                                     ------
                                    Exhibit A
                                   ----------
                           Borrowing Base Certificate
                           --------------------------




SPACEDEV, INC.
BORROWING BASE
5/28/03
                                        EXAMINER       INELIGIBLE
(000)'S                                 CALCULATION    NOTES
--------------------------------------  -------------  -------------------------------------------------------------------
Accounts Receivable per 5/28/03 Aging   $    352,147   LENDING AGAINST EARNED BUT UNBILLED PORTION OF GOVERNMENT CONTRACTS
Ineligibles
Past Due accounts (> 90 days)                      0
Cross-age (>50% past due)                          0
Credit Balances > 90 days                          0
Foreign Receivables                                0
Government Receivables                             0   GOVERNMENT CONTRACTS HAVE BEEN APPROVED AS COLLATERAL
Affiliated Company Receivables                     0
Contra A/R                                     2,000   UC BERKLEY A/R OF $110M AND UCSD A/P BALANCE OF $2M
Total Ineligibles                       $      2,000
Eligible Accounts Receivable            $    350,147
Proposed Advance Rate                           85.0%
Available Accounts Receivable           $    297,625


Total Availability                      $    297,625
Add  Term Loan                          $          0
Less Outstanding Revolver               $          0
Less Term Loan                          $          0
Less Fees                               $          0
Excess (Deficit) Availability           $    297,625
                                        =============


                            LAURUS MASTER FUND, LTD.
                                       and
                                  SpaceDev,  Inc.

                              Dated:  May  30,  2003





  1.  (a) General Definitions . . . . . . . . . . . . . . . . . . . . . .   1
 (b)  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . .   1
 (c)  Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 (d)  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . .   1
  2.  Credit Advances.. . . . . . . . . . . . . . . . . . . . . . . . . .   2
  3.  Repayment of the Loans. . . . . . . . . . . . . . . . . . . . . . .   3
  4.  Procedure for Revolving Credit Advances . . . . . . . . . . . . . .   4
  5.  Interest and Payments.. . . . . . . . . . . . . . . . . . . . . . .   4
 (a)  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
 (b)  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  6.  Security Interest.. . . . . . . . . . . . . . . . . . . . . . . . .   6
  7.  Representations, Warranties and Covenants Concerning the Collateral   7
  8.  Payment of Accounts.. . . . . . . . . . . . . . . . . . . . . . . .   9
  9.  Collection and Maintenance of Collateral. . . . . . . . . . . . . .  10
 10.  Inspections and Appraisals. . . . . . . . . . . . . . . . . . . . .  10
 11.  Financial Reporting . . . . . . . . . . . . . . . . . . . . . . . .  11
 12.  Additional Representations and Warranties . . . . . . . . . . . . .  11
 13.  Covenants.  The Company covenants as follows: . . . . . . . . . . .  15
 14.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .  17
 15.  Representations and Warranties of Laurus. . . . . . . . . . . . . .  17
 (a)  Requisite Power and Authority . . . . . . . . . . . . . . . . . . .  17
 (b)  Investment Representations. . . . . . . . . . . . . . . . . . . . .  17
 (c)  Laurus Bears Economic Risk. . . . . . . . . . . . . . . . . . . . .  17
 (d)  Acquisition for Own Account . . . . . . . . . . . . . . . . . . . .  18
 (e)  Laurus Can Protect Its Interest . . . . . . . . . . . . . . . . . .  18
 (f)  Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . .  18
 16.  Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . .  18
 17.  Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  18
 18.  Termination of Lien . . . . . . . . . . . . . . . . . . . . . . . .  19
 19.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . .  19
 20.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 21.  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 22.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 23.  Assignment By Laurus. . . . . . . . . . . . . . . . . . . . . . . .  23
 24.  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . .  24
 25.  Application of Payments . . . . . . . . . . . . . . . . . . . . . .  24
 26.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 27.  Revival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 28.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 29.  Governing Law, Jurisdiction and Waiver of Jury. . . . . . . . . . .  25
 30.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . .  26
 31.  Entire Understanding. . . . . . . . . . . . . . . . . . . . . . . .  27
 32.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 33.  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 34.  Counterparts; Telecopier Signatures . . . . . . . . . . . . . . . .  27
 35.  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 36.  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27